UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

Bio-Imaging Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11182	11-2872047
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 757-3000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2009, Bio-Imaging Technologies, Inc. (the “Company”), BioClinica Acquisition, Inc., a newly formed wholly-owned subsidiary of the Company (“Merger Sub”), and etrials Worldwide, Inc. (“etrials”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of etrials (the “Shares”) in exchange for: (i) $0.15 in cash, without interest (the “Cash Consideration”), (ii) 0.124 newly issued shares of the Company’s common stock, par value $0.00025 per share, and (iii) 0.076 newly issued shares of the Company’s Series A-1 Preferred Stock, par value $0.00025 (collectively, the “Offer Price”). Following the consummation of the Offer, Merger Sub will merge with and into etrials (the “Merger”), and all Shares not acquired in the Offer (other than Shares held by the etrials’s holders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive the greater of (i) the Offer Price and (ii) the highest price per Share paid to any holder of etrials common stock pursuant to the Offer, in the same form of consideration paid (the “Merger Consideration”). The Merger Agreement contains customary representations, warranties and covenants by the parties. etrials has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire etrials and to certain restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for etrials and the Company and provides that, in connection with the termination of the Merger Agreement under specified circumstances, etrials will be required to pay the Company a termination fee equal to 3% of the Merger Consideration, plus reimburse the Company for reasonable out of pocket expenses up to $200,000.

The Series A-1 Preferred Stock to be issued in connection with the Offer and Merger has essentially the same rights as the Company’s common stock, with the exception of the conversion and redemption features explained below. The Series A-1 Preferred Stock has the same voting rights as the Company’s common stock, on an as-if converted to common stock basis. Holders of Series A-1 Preferred Stock are not entitled to any dividend or liquidation preferences over holders of the Company’s common stock. In the event the Company obtains stockholder approval authorizing an increase of the number of shares of common stock from 18,000,000 to a number of shares of common stock sufficient to include the Series A-1 Preferred Stock on an as-if converted to common stock basis, all shares of the Series A-1 Preferred stock automatically convert to common stock on a one share for one share basis, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization. In the event the Company does not obtain such stockholder approval prior to the first anniversary of the closing of the Merger, then anytime thereafter, each holder of Series A-1 Preferred Stock may require the Company to purchase all or a portion of such holder’s shares of Series A-1 Preferred Stock at a price per share of $4.1622 (a 10% premium above the volume-weighted average of the trading sale prices per share of Company common stock as reported on the NASDAQ Global Market during the period that is 20 consecutive trading days during which the shares of Company common stock are traded on the NASDAQ Global Market, ending on, but not including, the second trading day immediately prior to the signing of the Merger Agreement), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization.

The Company agreed that Merger Sub would commence the Offer as promptly as practicable. The Offer will remain open for no more than 20 business days, subject to extensions in certain instances. The obligation to accept for payment and pay for the Shares tendered in the Offer is subject to customary conditions, including, among other things: (i) the tender of a majority of the total number of outstanding Shares, on a fully diluted basis, (ii) the Company must file a Form S-4 registering the common stock and Series A-1 Preferred Stock to be issued in the Offer, and such registration statement must go effective, (iii) the Company must file a certificate of designation designating the Series A-1 Preferred Stock with the Secretary of State of the State of Delaware, (iv) the absence of any law prohibiting, restraining or enjoining the Offer, (v) the absence of any material adverse effects on etrials, (4) the accuracy of the representations of etrials, and (5) compliance with covenants by etrials.

In the Merger Agreement, etrials granted to the Company and Merger Sub an irrevocable option (the “Top-Up Option”) to purchase, at a per Share price equal to the greater of (i) $0.9068 and (ii) an amount equal to the highest price per Share paid pursuant to the Offer, up to that number of newly issued Shares that, when added to the number of Shares, directly or indirectly, owned by Bio-Imaging and Merger Sub constitutes one Share more than 90% of the Shares outstanding, on a fully diluted basis. The Top-Up Option is exercisable only after Bio-Imaging and Merger Sub own at least 80% of the outstanding Shares and prior to the fifth business day after the expiration date of the Offer or any subsequent offering period, and is not exercisable if the number of Shares that would need to be issued (taken together with the number of Shares outstanding, on a fully diluted basis) exceeds the number of authorized but unissued Shares.

In addition, certain stockholders of etrials have agreed to enter into tender and support agreements pursuant to which such stockholders have committed to accept the Offer and to tender all Shares beneficially owned by them, which represents, in the aggregate, approximately 32.73% of etrials’s outstanding Shares.

The foregoing descriptions of the Merger Agreement, the Stockholder Support Agreement and the Series A-1 Preferred Stock are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference, the Form of Stockholder Support Agreement, which is attached as Exhibit 2.2 to this report and is incorporated in this report by reference, and the Certificate of Designation of Series A-1 Preferred Stock, which is attached as Exhibit 4.1 to this report and is incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or etrials. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential schedules of exceptions provided by etrials to the Company and Merger Sub, and vice versa, in connection with the signing of the Merger Agreement. These schedules of exceptions contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between etrials and the Company and Merger Sub, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about etrials, the Company or Merger Sub.

The Company and etrials issued a joint press release on May 5, 2009 announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated in this report by reference.

NOTICES

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of etrials. The tender offer described herein has not yet been commenced. At the time the tender offer is commenced, the Company and Merger Sub intend to file a tender offer statement on a Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission. At the time the tender offer is commenced, etrials intends to file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9 and, if required, will, file a proxy statement or information statement with the Securities and Exchange Commission in connection with the Merger, the second step of the transaction, at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of etrials. The solicitation of offers to buy Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the tender offer and proposed Merger. Stockholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission’s website at www.sec.gov, or from the information agent the Company selects. In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about the Company, the tender offer and the Merger may be obtained, if and when available, without charge, by directing a request to Bio-Imaging Technologies, Inc., Attention: Investor Relations, 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940, or on Bio-Imaging Technologies, Inc.’s corporate website at www.bioimaging.com.

Safe Harbor Statement

Some statements contained in, or incorporated by reference in, this report are forward-looking and are subject to a variety of risks and uncertainties. These forward-looking statements may be identified by the use of forward-looking words or phrases such as believe, expect, intend, and anticipate, among others. Such forward-looking statements include the Company’s decision to enter into an agreement to acquire etrials, the ability of the Company and etrials to complete the transaction contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions set forth in the Merger Agreement, and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this report are based on the Company’s current expectations, and those made at other times will be based on the Company’s expectations when the statements are made. The Company cannot guarantee that any forward-looking statements will be realized.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. To comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from anticipated results or other expectations expressed in forward-looking statements. The Company also notes that achievement of anticipated results or expectations in forward-looking statements is subject to the possibility that assumptions underlying forward-looking statements will prove to be inaccurate. Investors should bear this in mind as they consider forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially regarding any statements made about the proposed transaction between the Company and etrials, the expected timetable for completing the proposed transaction, the fact that the Company’s performance and financial results could differ materially from those reflected in these forward-looking statements due to the marketplace acceptance of the Company’s products/services, the Company’s ability to execute its commercial and clinical strategy, the decisions of regulatory authorities, the results of clinical trials, and strategic decisions regarding the Company’s general financial, economic, regulatory and political conditions affecting the pharmaceutical industries generally. For a discussion of these and other risks and uncertainties that may effect the forward-looking statements, please see the risk factors in the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2008 which are on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. The Company undertakes no obligation to update publicly any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 4, 2009, by and among Bio-Imaging Technologies, Inc., BioClinica Acquisition, Inc. and etrials Worldwide, Inc.
2.2	Form of Stockholder Support Agreement, dated May 4, 2009, by and among Bio-Imaging Technologies, Inc. and the directors, executive officers and certain stockholders of etrials Worldwide, Inc.
4.1	Certificate of Designation of Series A-1 Preferred Stock of Bio-Imaging Technologies, Inc.
99.1	Joint Press Release, dated as of May 5, 2009, of Bio-Imaging Technologies, Inc. and etrials Worldwide, Inc. regarding execution of the Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.

Dated: May 5, 2009

By:/s/ Ted I. Kaminer
Name: Ted I. Kaminer
Title: Executive VP Finance and
Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 4, 2009, by and among Bio-Imaging Technologies, Inc., BioClinica Acquisition, Inc. and etrials Worldwide, Inc.
2.2	Form of Stockholder Support Agreement, dated May 4, 2009, by and among Bio-Imaging Technologies, Inc. and the directors, executive officers and certain stockholders of etrials Worldwide, Inc.
4.1	Certificate of Designation of Series A-1 Preferred Stock of Bio-Imaging Technologies, Inc.
99.1	Joint Press Release, dated as of May 5, 2009, of Bio-Imaging Technologies, Inc. and etrials Worldwide, Inc. regarding execution of the Agreement and Plan of Merger.